UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2026

VisionWave Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-72741	99-5002777
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave., Suite 210 # 301 Wilmington, DE.	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 305-4790

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	VWAV	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	VWAVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 – Other Events

On March 18, 2026, VisionWave Holdings, Inc. (the “Company”) acquired 100% of the issued and outstanding shares of VisionWave IL Ltd., an Israeli private limited company (“VisionWave Israel”), for nominal consideration.

Further, on March 18, 2026, VisionWave Israel appointed Khdoura Sabbagh as Chief Executive Officer and its sole director and entered into an Employment Agreement with Mr. Sabbagh, pursuant to which Mr. Sabbagh was appointed Chief Executive Officer of VisionWave Israel. Under the Employment Agreement, Mr. Sabbagh will receive an annual base salary of $150,000 and is eligible to receive options to purchase 2,000,000 shares of the Company’s common stock, subject to vesting and the terms of the Company’s equity incentive plan. The agreement contains customary terms regarding duties, confidentiality, intellectual property, and termination.

On March 18, 2026, VisionWave Israel also entered into a Consulting Agreement with CO-Finance Financial and Accounting Consulting Ltd., a company controlled by Oren Attiya, pursuant to which Mr. Attiya will provide financial and accounting services to VisionWave Israel. Under the Consulting Agreement, the consultant will receive monthly compensation of NIS 12,000 plus VAT. The agreement is structured as an independent contractor arrangement and includes customary terms and conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2026

VisionWave Holdings, Inc.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Chief Executive Officer